UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

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On April 3, 2017, Ecology and Environment, Inc. issued a Letter to Shareholders, a copy of which is provided below.

April 3, 2017
Dear Fellow Shareholder:
With each passing day, corporate and government leaders, as well as the public, are further acknowledging the critical ecological and environmental challenges we face. Ecology and Environment, Inc. (“E & E” or the “Company”) has built a reputation by providing science-based professional services and realistic solutions that help our clients in all sectors to face these challenges. E & E’s long-term strategy is beginning to yield improving results, and we are poised to grow to both meet this expanded societal need and to create benefits for ALL of our shareholders.
The Company has nominated a slate of seven director candidates (two Class A nominees and five Class B nominees) for election to E & E’s Board of Directors (the “Board”), all of whom recognize the substantial opportunity ahead for E & E and are committed to the future growth of the Company and creating value for all shareholders.
By contrast, Mill Road Capital II L.P. and its affiliates (collectively “MRC”) seek to obtain two Class A seats on the Board. MRC’s stated agenda would dissolve and sell the Company. MRC is oblivious to the importance and magnitude of environmental issues. Further, MRC is oblivious to the growth potential of E & E, as proposed by the Company, and the potential benefits to ALL shareholders of continuing to execute E & E’s long-term strategy.
ONLY E & E’S NOMINEES WILL ACT IN THE BEST INTERESTS OF ALL SHAREHOLDERS.
After thoughtful consideration of 12 potential candidates, including those proposed by MRC, the Board strongly urges you to vote today FOR the reelection of Michael S. Betrus and the election of Robert J. Untracht as Class A directors on the WHITE proxy card. In addition, the five Class B Director candidates nominated by the Board are similarly qualified to provide leadership and direction for the Company.
YOUR VOTE IS IMPORTANT TO PREVENT MRC’S UNQUALIFIED DIRECTOR CANDIDATES AND SELF-SERVING AGENDA FROM DESTROYING YOUR FUTURE INVESTMENT OPPORTUNITY IN E & E. YOUR VOTE IS IMPORTANT VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

YOUR VOTE IS IMPORTANT VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY ecology and environment, inc. Michael S. Betrus, a CPA, has more than 40 years of accounting, financial management, contractual oversight and forecasting experience that has proven very valuable to the Board. His qualifications include:
•Independent E & E director since 2014;
•Chairman of E & E’s Audit Committee;
•Previously SVP and CFO of Power Drives, Inc., a manufacturing and industrial distribution company;
•Served as Controller and Chief Financial Officer of ARO Corp., a division of Ingersoll Rand;
•Provides valuable leadership regarding E & E’s South American business, including oversight of operational improvements and enhanced financial controls; and
•Maintains a steadfast commitment to the Company’s long-term growth strategy.
Robert J. Untracht, a CPA and attorney, has experience in consulting and financial services that will offer E & E a fresh and independent voice to support the Company’s growth strategy. His qualifications include:
•Independence as a new E & E director;
•Serves as Operations, Strategic Planning, and M&A Consultant to a number of technology companies;
•Currently a director and Audit Committee Chairman of Siteworx, LLC and Hexanika, Inc.;
•Previously served as director and Audit Committee Chairman at DoubleLine Funds, Discus Dental and SM&A;
•Served as Audit Partner and National Leader – Retail & Consumer Products at E&Y; and
•J.D. with concentration in corporate law, M.B.A. with concentration in finance and accounting, B.S. in computer technology; and
•Accounting professor at UCLA and New York Institute of Technology.
Mr. Betrus and Mr. Untracht will bring independent, fresh and experienced perspectives to the Board that complement the skills and experience of the Class B director nominees, and are aligned with the growth strategy the Company has been effectively implementing since 2014. Casting your vote in favor of E & E’s slate of director nominees is critical to the success of the Company. By contrast, if elected, we believe MRC’s less-qualified candidates would destroy shareholder value by pursuing MRC’s conflicted, self-serving sale agenda at the lowest possible price and distract the Board from E & E’s growth initiatives. MRC’s nominees:
•Have no relevant environmental experience, as noted in our March 15, 2017 letter;
•Are not independent from MRC and will not put your best interests first; and
•Have a track record of working together, and with MRC, to prey on small-cap public companies by taking those companies private and selling them for MRC’s own profit.

YOUR VOTE IS IMPORTANT VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY ecology and environment, inc.
MRC is misleading shareholders by suggesting that its two nominees are independent from MRC and can effectively represent the interests of Class A shareholders.
MRC’s candidates are closely tied to the interests of MRC – not your interests:
•Both MRC candidates refused to sign a standard non-disclosure agreement (“NDA”) that would preclude them from discussing E & E’s confidential business information with MRC or any other third party.
•Nominee Jacobs is a Management Committee Director and General Partner of MRC entities, thus he has a fiduciary duty to MRC. In fact, MRC’s promotional literature states that MRC and its principals, which include Mr. Jacobs, have a fiduciary duty to MRC’s clients to act for the benefit of MRC’s clients.1 This duty legally obligates Mr. Jacobs to always act in the sole interest of MRC, even if such acts would be to the detriment of other E & E shareholders or the Company. That is a significant conflict that puts his interests at odds with yours.
•At National Technical Systems in July 2012, Mr. Jacobs (a Director) recruited, hired and set a handsome compensation package for Mr. El-Hillow as CFO that incentivized him to pursue a sale of the Company.2 Since 2013, MRC has been trying to acquire E & E for the lowest possible price; Mr. El-Hillow has an incentive to pursue MRC’s desired sale rather than representing ALL shareholders’ interests.
How can shareholders trust that MRC’s nominees will put shareholders’ interests before MRC’s own interests?
MRC nominee Mr. El-Hillow’s management performance raises serious doubts about his business judgment and ability to provide constructive support to the Board. Consider his performance history:
•At Evergreen Solar, Inc., where he served as Chairman, Director, CFO, COO and CEO between 2004 and 2011, he led the company into bankruptcy after accepting at least $40 million from the state of Massachusetts. This resulted in 800 jobs lost.3
•At Advanced Energy Industries, Inc., where he served as CFO between 2001 and 2005, an independent auditor found “material weakness” in the company’s financial reporting. He departed the company approximately one month after it disclosed that its remediation plan for the material weakness remained incomplete.
Would you want that track record at the helm of E & E? MRC IS MISLEADING SHAREHOLDERS

MRC has distorted the experience and qualifications of E & E’s nominees.
MRC has attempted to smear E & E’s Board and nominees without any supporting factual substance. You deserve to have the facts.
MRC misrepresented a past lawsuit against a group of trustees, including Robert Untracht, in order to criticize his character and mislead you.4 However, MRC failed to disclose that the Court dismissed this lawsuit as against Mr. Untracht,5 and MRC also failed to disclose that the amended lawsuit, which was also dismissed by the Court, did not even name Mr. Untracht as a defendant or even mention him in passing.6
MRC disparagingly misrepresented the experience of Michael Betrus. MRC did not acknowledge that Mr. Betrus has an extensive résumé of senior-level experience and qualifications that are directly relevant to his service on the Board, as described above. MRC also specifically misrepresented that a “material weakness” finding was due to Audit Committee shortcomings, but, in fact, as Audit Committee Chair, Mr. Betrus recommended that E & E retain a new global audit firm and led the process that uncovered the material weakness, which predated his tenure. Mr. Betrus also worked with Management to put together a remediation plan which was implemented and approved by the auditors.
MRC has fictitiously claimed that the Board declined to meet with MRC’s two nominees.
Do not let MRC mislead you. Here are the facts:
•The Board was fully prepared to meet with MRC’s two nominees.
•However, MRC’s nominees each refused to sign a standard non-disclosure agreement, which is commonly used during many director nomination processes and were signed by other candidates.
•MRC left the Board with no choice but to decline MRC’s nominees’ admittance to the scheduled meetings.
E & E believes that reasonable shareholders cannot trust MRC to be forthright and to act in the best interests of all shareholders.
YOUR VOTE IS IMPORTANT
VOTE “FOR” THE E & E BOARD NOMINEES
ON THE WHITE PROXY CARD TODAY
ecology and environment, inc.
1 See Form ADV filed by Mill Road Capital Management on March 30, 2016 at Part 2A
2 Mr. Jacobs was a member of the compensation committee while Mr. El-Hillow was Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary of National Technical Systems, Inc. See Definitive Proxy Statement filed by National Technical Systems, Inc. with the SEC on Schedule 14A on Sept. 19, 2012 at 7.
3 Following the announcement of the job cuts, Evergreen shares fell more than 3 percent. “Evergreen Solar Closing Massachusetts Plant, Cutting 800 Jobs,” REUTERS, Jan. 12, 2011; Todd Wallack, “Plant Will Shut after $58m in State Aid,” BOSTON.COM, Jan. 12, 2011.
4 See MRC Presentation Filed March 24, 2017
5 Order, Trust Co. of the West v. Doubleline Funds Trust and Doe Defendants 1-10, Case No. BC450413 (Super. Ct. Cal. Cnty. L.A. Jan. 20, 2011)
6 First Amended Complaint, Trust Co. of the West v. Doubleline Funds Trust and Doe Defendants 1-10, Case No. BC450413 (Super. Ct. Cal. Cnty. L.A. Feb. 8, 2011)

HOW CAN YOU PROTECT YOUR INVESTMENT? Don’t allow MRC’s less qualified nominees to join the Board, disrupt the implementation of the Company’s strategic growth plan and push their self-serving agenda. Instead, vote for E & E’s two Class A nominees, Michael S. Betrus and Robert J. Untracht, who offer exceptional skillsets in environmental consulting, finance, mergers and acquisitions, governance and other directly relevant areas. Protect the value of your investment in E & E by voting the WHITE proxy card TODAY. Please do not return or otherwise vote any green proxy card sent to you by MRC.
Your vote is extremely important, no matter how few shares you own. If you are a shareholder of record and wish to vote by proxy, you can vote in one of the following ways:
•By Mail: you may vote by mail by marking, dating and signing your WHITE Proxy Card in accordance with the instructions on it and returning it by mail in the pre-addressed stamped reply envelope provided with the proxy materials. The WHITE Proxy Card must be received prior to the start of the Annual Meeting.
•By Telephone: by following the telephone voting instructions included on the WHITE Proxy Card at any time until 11:59 p.m., Eastern Daylight Savings Time, on April 19, 2017.
•By Internet: by following the internet voting instructions included on the WHITE Proxy Card at any time until 11:59 p.m., Eastern Daylight Savings Time, on April 19, 2017.
On behalf of your Board of Directors and management team, we thank you for your continued support.
Sincerely,
Frank B. Silvestro Gerard A. Gallagher III
Chairman Chief Executive Officer
Cc: Vinson & Elkins L.L.P. is serving as special proxy contest counsel to E & E.
David H. Alexander, Outside General Counsel, Gross Shuman Brizdle and Gilfillan, PC
ecology and environment, inc. YOUR VOTE IS IMPORTANT VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

Important Additional Information
E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at https://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.
Forward-Looking Statements
Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions. Your Vote Is Important
If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:
D.F. King
48 Wall Street,
22nd Floor, New York, NY 10005
Shareholders Call Toll Free: 1 (800) 628-8536
Banks and Brokers Call Collect: (212) 269-5550
Proxy materials can also be accessed at https://www.proxydocs.com/EEI